SCHEDULE A TO INVESTMENT ADVISORY AGREEMENT

Each portfolio of Ohio National Fund, Inc. shall pay fees to Ohio National Investments, Inc. computed at the following rates as provided in Paragraph 7 of the Agreement:

Equity Portfolio

0.79% of first $200 million

0.74% of next $800 million

0.70% over $1 billion

Small Cap Growth

0.80% of first $150 million

0.75% of next $150 million

0.70% of next $300 million

0.65% over $600 million

Mid Cap Opportunity Portfolio

0.85% of first $100 million

0.80% of next $100 million

0.75% of next $300 million

0.70% over $500 million

Capital Appreciation Portfolio

0.80% of first $100 million

0.75% of next $300 million

0.65% of next $600 million

0.60% over $1 billion

Aggressive Growth Portfolio

0.80% of first $100 million

0.75% of next $400 million

0.70% over $500 million

S&P 500® Index Portfolio

0.40% of first $100 million

0.35% of next $150 million

0.33% over $250 million

Bristol Portfolio

0.80% of first $100 million

0.70% of next $400 million

0.65% over $500 million

Bond Portfolio

0.60% of first $100 million

0.50% of next $150 million

0.45% of next $250 million

0.40% of next $500 million

0.30% of next $1 billion

0.25% over $2 billion

Omni Portfolio

0.60% of first $100 million

0.50% of next $150 million

0.45% of next $250 million

0.40% of next $500 million

0.30% of next $1 billion

0.25% over $2 billion

ON International Equity Portfolio

0.85% of first $100 million

0.80% of next $100 million

0.70% of next $800 million

0.67% over $1 billion

ClearBridge Small Cap Portfolio

0.85% of first $200 million

0.80% of next $300 million

0.75% over $500 million

Strategic Value Portfolio

0.75% of first $100 million

0.70% of next $400 million

0.65% over $500 million

ON Foreign Portfolio

0.85% of first $100 million

0.80% of next $100 million

0.70% of next $800 million

0.67% over $1 billion

High Income Bond Portfolio

0.75% of first $75 million

0.70% of next $75 million

0.65% of next $75 million

0.60% over $225 million

Nasdaq-100® Index Portfolio

0.40% of first $100 million

0.35% of next $150 million

0.33% over $250 million

Balanced Portfolio

0.65% of first $200 million

0.60% of next $300 million

0.55% over $500 million

Schedule A (Continued)

Bryton Growth Portfolio

0.85% of first $100 million

0.75% of next $400 million

0.70% over $500 million

S&P MidCap 400® Index Portfolio

0.40% of first $100 million

0.35% of next $150 million

0.33% over $250 million

Bristol Growth Portfolio

0.80% of first $100 million

0.70% of next $400 million

0.65% over $500 million

Risk Managed Balanced Portfolio

0.90% of first $500 million

0.75% over $500 million

ON Conservative Model Portfolio

ON Moderately Conservative Model Portfolio

ON Balanced Model Portfolio

ON Moderate Growth Model Portfolio

ON Growth Model Portfolio

0.40% of the average daily net assets

Agreed and accepted as of May 1, 2017.

OHIO NATIONAL FUND, INC.	OHIO NATIONAL INVESTMENTS, INC.

/s/ Kimberly Plante	/s/ Todd Brockman
Kimberly Plante, Secretary	R. Todd Brockman, Treasurer

Advisory Fees May 2017

2